ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made as of the 1st day of October, 2006 between CorCell, Inc., a Delaware corporation (the “Seller”) and Cord Blood America, Inc., a Florida corporation (the “Buyer”).

BACKGROUND

A.

The Seller is engaged in the business of retrieving and storing cord blood samples for individuals. The Buyer desires to purchase and the Seller desires to sell, the assets used in the retrieval of cord blood samples only (the “Acquired Business”). The Seller shall retain all Existing Samples and associated client Contracts.

B.

The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Acquired Assets of Seller on the terms and conditions hereinafter set forth.

C.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 15 hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

AGREEMENT

1.

SALE AND PURCHASE OF ASSETS.

(a)

Sale and Purchase of Assets.  The Seller shall sell, assign, transfer, convey and deliver to the Purchaser, at the Closing, good and valid title to the Acquired Assets, free and clear of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement.  For purposes of this Agreement, “Acquired Assets” means:

(i)

rights to use the sterile and closed connection processing techniques or standards, as currently employed at Bergen Community Blood Services on behalf of Seller pursuant to a license agreement, in the form to be agreed upon by the parties hereto, that provides for a one-time only royalty fee paid to Vita 34 AG, a German corporation (“Vita 34”) and an affiliate of Seller, equal to the amount of 0.5% of the collection revenues only, excluding storage revenues, from each new customer agreement entered into by Buyer after the Closing Date (the “License Agreement”);

(ii)

An amount in cash equal to the amount of the Customer Deposits from Payment Plan account (estimated to be approximately $80,000 as August 31, 2006) as of the Closing Date representing revenues received as prepayments for processing and storage, but where such services have not yet been performed;

(iii)

the Seller’s website, including without limitation, its domain name (www.corcell.com) and all software codes, licenses and documentation relating in any manner to the website;

(iv)

copies of all Records;

(v)

all trademarks, trade names, software, know-how, intellectual property rights and proprietary assets owned or used by Seller; and

(vi)

the Acquired Assets set forth on Schedule 1(a) hereto.

(b)

Excluded Assets.  Notwithstanding anything herein to the contrary, all the assets of the Seller not specifically included in the Acquired Assets (the “Excluded Assets”) shall not be sold or transferred hereunder, shall be excluded from the definition of Acquired Assets and shall remain the property of the Seller.  The Excluded Assets shall include, but are not limited to, the following::

(i)

All cash and accounts receivable of Seller at Closing;

(ii)

All revenues to be collected from clients for services rendered on or before the Closing Date as reflected in the Accrued Revenue Under Payment Plan account (estimated to be approximately $121,000 as of August 31, 2006) as of the Closing Date, which amounts shall be paid to Seller as collected by Buyer.

(iii)

The Existing Samples and the related Contracts of the Seller with each of the clients with respect to the Existing Samples ;

(iv)

The Real Property Lease; and

(v)

The minute books, stock books and accounting records of Seller.

(c)

The sale of the Assets as herein contemplated shall be effected by such bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer, conveyance and assignment as shall be necessary or appropriate to transfer, convey and assign the Acquired Assets to Buyer on the Closing Date as contemplated by this Agreement and as shall be reasonably requested by Buyer.

(d)

Seller shall, at any time and from time to time after the Closing Date, execute and deliver such further instruments of transfer and conveyance and do all such further acts as may be reasonably requested by Buyer to transfer, convey, assign and deliver to Buyer, or to aid and assist Buyer in collecting and reducing to possession, any and all of the Acquired Assets, or to vest in Buyer good, valid and marketable title to the Acquired Assets.

(e)

Subject to any confidentiality obligations or applicable privileges (including, without limitation, the attorney-client privilege), for a period of three (3) years after the Closing

Date, at reasonable times and upon reasonable notice, Seller and its authorized representatives shall have, and Buyer shall afford Seller and its Representatives Records conveyed to Buyer hereunder for tax purposes or in connection with claims related to Excluded Assets and Excluded Liabilities only, and Buyer and its Representatives shall have, and Seller shall afford Buyer and its Representatives, access to any minute books, stock books and similar corporate records and accounting records retained by Seller pursuant to Section 1(b) of this Agreement.

(f)

Effective upon the Closing Date, Seller hereby irrevocably constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller with full power of substitution, in the name of Buyer, or in the name of Seller, on behalf of and for the benefit of Buyer, to collect all items being transferred, conveyed and assigned to Buyer as part of the Acquired Assets, to institute and prosecute, in the name of Seller, or otherwise, all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets, and to do all such other acts in relation thereto as Buyer may deem advisable.  Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by Seller directly or indirectly by the dissolution or liquidation of Seller or in any manner or for any reason.

(g)

Sales Taxes.  The Seller shall bear and pay one hundred percent (100%) of any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale and transfer of the Acquired Assets to the Buyer.  The parties hereto shall cooperate with each other and use commercially reasonable efforts to minimize any of the aforementioned Taxes, charges, fees or expenses including but not limited to the transfer of all software by remote electronic transmission.

2.

ASSUMPTION OF LIABILITIES

(a)

Subject to the performance by the parties hereto of their respective obligations hereunder, on the Closing Date, simultaneously with the sale, conveyance and assignment of the Acquired Assets by Seller to Buyer, Buyer shall assume and shall pay or cause to be paid or otherwise discharged when due, subject to the limitations contained herein, any obligations or liabilities associated with or related to the Acquired Assets and the liabilities and obligations listed on Schedule 2 only (collectively, the “Assumed Obligations”).

(b)

Buyer shall not assume any liabilities or obligations of Seller whatsoever (the “Excluded Liabilities”) other than the Assumed Obligations, including, without limitation, any liability arising directly or indirectly out of the PharmaStem Litigation, any other litigation against the Seller or the Real Property Lease.

3.

PURCHASE PRICE.

(a)

In consideration of the transfer, conveyance and assignment of the Acquired Assets, and the assumption of the Assumed Obligations, Buyer shall pay a purchase price (the “Purchase Price”) in cash  to Seller at Closing equal to One Dollar ($1.00.

(b)

The Purchase Price together with the Assumed Obligations, shall be allocated among the Assets as set forth on Schedule 3(b).  Each of Seller and Buyer shall file Forms 8594 with the Internal Revenue Service consistent with such allocation.

4.

CLOSING; CLOSING DATE.

(a)

The closing of the transactions contemplated by this Agreement (the “Closing”) shall be effective as of October1, 2006 and shall take place on October 10, 2006, unless extended by mutual agreement of the parties hereto (the “Closing Date”) at 10:00 a.m. local time at the offices of Dilworth Paxson LLP, 3200 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19103, or such other time and place that are mutually acceptable to the Seller and the Buyer.

(b)

At the Closing:

(i)

the Seller shall execute and deliver a Bill of Sale, in the form of Exhibit A attached hereto (the “Bill of Sale”);

(ii)

the Buyer shall pay the Purchase Price to the Seller;

(iii)

the Buyer and Seller shall execute and deliver a general Assignment and Assumption Agreement in the form of Exhibit B attached hereto (the “Assignment and Assumption Agreement”);

(iv) the Buyer and Seller shall execute and deliver a Trademark Assignment Agreement in the form of Exhibit C attached hereto (the “Trademark Assignment Agreement”); and

(v) the Buyer and Seller shall execute and deliver an Existing Samples Purchase Agreement in the form of Exhibit D attached hereto (the “Existing Samples Purchase Agreement”)

(c)

Post-Closing Transfers.  Following the Closing, the parties shall cooperate with each other to identify any assets that were not designated as part of the Acquired Assets at the Closing but which are necessary to conduct the Acquired Business as currently being conducted by the Seller, but excluding the Real Property Lease (the “Nontransferred Assets”).  To the extent any Nontransferred Assets are identified and the Seller is legally and contractually permitted to transfer such assets, the Seller shall, at no cost to the Buyer, promptly take all actions to transfer such Nontransferred Assets to the Buyer.  In the event the Seller is required to obtain the consent or approval of any Person prior to the transfer of any Nontransferred Asset, then the Seller shall, at its own expense, use its commercially reasonable efforts to promptly obtain such approval or consent, and upon obtaining such approval or consent, shall promptly transfer such Nontransferred Asset to the Buyer.  In the event the Seller is unable to obtain such approval or consent, then the Seller and the Buyer shall discuss in good faith an appropriate resolution for the transfer of the economic benefit of such Nontransferred Asset to the Buyer.

(d)

Post-Closing Funds.  If, following the Closing, (i) the Seller receives any payment or proceeds with respect to any Acquired Asset sold hereunder, the Seller shall promptly remit the proceeds or payments to the Buyer, and (ii) the Buyer receives any payment or proceeds with respect to any Excluded Assets, the Buyer shall promptly remit the proceeds or payments to the Seller.

(e)

Other Post-Closing Adjustments.  On each of the first 6 monthly anniversary dates after the Closing Date, the parties shall exchange any information required for them to pay to each other the amounts of any assets or expenses the respective amounts of which were not ascertainable as of the Closing Date, and which are properly attributable to the other party.

5.

REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants to the Buyer as follows, except as set forth in the disclosure schedules delivered by the Seller to the Buyer concurrently with the execution of this Agreement (“Schedules”) (it being agreed that disclosure in the Schedules with respect to any particular section of the Agreement shall be deemed disclosure with respect to another section of the Agreement only to the extent the applicability of such disclosure to the subject matter of such other section is reasonably clear or apparent from a reading of such disclosure in the Schedules in conjunction with such other section of the Agreement):

(a)

Organization of Seller.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Seller has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  The Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Seller.

(b)

Intentionally Omitted.

(c)

Authority and Enforceability of Agreements.  The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and executed by the Seller and constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereinafter in effect, relating to creditors' rights generally and to general principles of equity.

(d)

Consents.  Except as set forth in Schedule 5(d), neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated by this Agreement will require any Consent of, any Governmental Body or other Person.

(e)

Non-Contravention.  The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby will not (i) violate any provision of any statute, law, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any Governmental Body to which the Seller is subject, (ii) contravene or result in a violation of any corporate charter document or by-law of the Seller, (iii) conflict with or result in any violation or breach of any of the terms, conditions or provisions of, or constitute a default under any Contract, or result in the creation of any Encumbrance upon, or (iv) give any Person the right to (a) declare a default or exercise any remedy under any Contract, (b) accelerate the maturity or performance of any Contract, or (c) cancel, terminate or materially modify any Contract.

(f)

Corporate Documents.  True and correct copies of the Certificate of Incorporation and Bylaws of the Seller, as currently in effect, have been furnished to the Buyer.

(g)

Corporate Identification.  Within the past five years, the Seller has not done any business under, or been known by, any name other than its current names.

(h)

Intellectual Property.  The Seller owns or is licensed to use all trademarks, trade names, assumed names, service marks, logos, patents, copyrights (including those relating to operating and applications computer software and data bases), trade secrets, technology, know-how and information and data processes which are material to the Acquired Business as heretofore conducted by the Seller (collectively, the “Proprietary Rights”) free and clear of all Encumbrances.  Schedule 5(h) sets forth a list of all material Proprietary Rights and indicates which are owned and which are licensed by the Seller.  To the knowledge of the Seller, no Proprietary Rights used by the Seller in connection with the Acquired Business conflict with or infringe upon any proprietary rights of any other Person, except as set forth on Schedule 5(h).  To the knowledge of the Seller, the Proprietary Rights are valid and enforceable and no Person is infringing on or violating the Proprietary Rights owned or used by the Seller nor are there any challenges or disputes or unresolved issues with respect to any Proprietary Rights owned by the Seller, except as set forth on Schedule 5(h).

(i)

Investments.  The Seller has no subsidiaries and owns no stock or other equity interest in any other Person. The Seller is not a partner in any partnership or joint venture with any other Person.

(j)

Financial Information.  The Seller has previously furnished to the Buyer audited balance sheets of the Seller as of December 31, 2003, December 31, 2004 and December 31, 2005, and audited income statements, statements of retained earnings and statements of cash flow of the Seller for the fiscal years ending on such dates (herein collectively referred to as the “Financial Statements”), and the unaudited balance sheet of the Seller as of June 30, 2006 and the unaudited income statement of the Seller for the period then ended on such date (the “Interim Statements”).  The Financial Statements and the Interim Statements were prepared from the books and records of the Seller, which books and records accurately reflect in all material respects the accounts and transactions recorded therein. The Financial Statements were prepared in accordance with generally accepted accounting principles applied consistently throughout the periods covered and fairly present the financial condition and results of operations of the Seller as of the dates and for the periods indicated.

(k)

Undisclosed Liabilities.  The Seller has no liabilities of a type required by generally accepted accounting principles to be reflected on a balance sheet (including the footnotes thereto), except (i) as reflected in the December 31, 2005 Financial Statements or the Interim Statements, (ii) as incurred in the Ordinary Course of Business since June 30, 2006 through the Closing Date, as set forth in Schedule 5(k).

(l)

Absence of Changes or Events.  Since June 30, 2006, except as set forth in Schedule 5(l) hereto or as specifically permitted or contemplated by this Agreement:

(i)

there has not been any change in, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Business or that adversely affects the Acquired Assets or Assumed Obligations in any material respect;

(ii)

there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Acquired Assets or Assumed Obligations in any material respect;

(iii)

the Seller has not sold or otherwise transferred, or leased, or licensed, any material portion of the assets used in the Acquired Business to any other Person; except for non-exclusive, non-transferable licenses to software granted in the Ordinary Course of Business and except for sales of inventory in the Ordinary Course of Business;

(iv)

no material Contract related to, or necessary to the conduct of, the Acquired Business or Assumed Obligations has been amended or terminated;

(v)

the Seller has not caused any of the Acquired Assets or Assumed Obligations to become subject to any Encumbrances;

(vi)

except as contemplated by the Transaction Documents, the Seller has not entered into any transaction or taken any other action, in each case related to the Acquired Business outside the Ordinary Course of Business; and

(vii)

the Seller has not agreed (in writing or otherwise) to take any of the actions referred to in clauses “(i)” through “(vi)” above.

(m)

Litigation and Claims.  There is no Proceeding pending or, to the Knowledge of the Seller, threatened against the Seller or any of its properties or rights, nor any judgment, order, injunction or decree before any court or other Governmental Body, that might result in any Material Adverse Effect on the Acquired Business, the Acquired Assets or the Assumed Obligations or which questions the validity of this Agreement or the transactions contemplated hereby, except as set forth in Schedule 5(m) hereto. There is no Order to which the Seller, or any of the Acquired Assets or Assumed Obligations, is subject; and none of the Affiliates of the

Seller is subject to any Order that relates to the Acquired Business, Acquired Assets or Assumed Obligations.

(n)

Performance Of Services.  There is no Proceeding pending or, to the Knowledge of the Seller, being threatened against the Seller relating to any services performed by the Seller in connection with the Acquired Business, and, to the Knowledge of the Seller, there is no reasonable basis for the assertion of any such claim, except as set forth on Schedule 5(n) hereto.

(o)

Tax Matters.

(i)

For purposes of this Agreement, the term “Taxes” means all federal, state, local, foreign, and other net income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, stamp severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, or assessments, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term “Tax” means any one of the foregoing Taxes. The term “Tax Returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect of Taxes and the term “Tax Return” means any one of the foregoing returns.  The term “Code” means the Internal Revenue Code of 1986, as amended.  All citations to the Code or the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

(ii)

The Seller has filed all Tax Returns that it was required to file, except Tax Returns for the Seller’s fiscal years ended December 31, 2004 and 2005..  All such Tax Returns were correct and complete in all material respects.  All Taxes of the Seller shown on any Tax Return have been paid or are reflected on the December 31, 2005 Financial Statements or the Interim Statements in accordance with generally accepted accounting principles. There are no liens for Taxes (other than for Taxes not yet due or payable) upon any of the assets of the Seller.  The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return which has continuing effect.

(iii)

There is no material dispute or claim concerning any Tax liability of any of the Seller and no such dispute or claim has been raised by any taxing authority.

(iv)

Except for Tax Returns not yet filed, the Seller has delivered or made available to the Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of the Seller since December 31, 2002.  The Seller has not waived any statute of limitations in respect of Taxes which has continuing effect or agreed to any extension of time with respect to a Tax assessment or deficiency which has continuing effect.

(v)

The Seller is not a party to any tax allocation or sharing agreement.

(p)

Assets; Title and Related Matters.

(i)

None of the Acquired Assets is subject to any Encumbrances (including tax-related Encumbrances).  At the Closing Date, the Seller will transfer to the Buyer good and marketable title to all Acquired Assets, free and clear of any Encumbrances.

(ii)

As of the Closing Date, no Affiliate of the Seller will own, control or have custody of any Acquired Asset.

(iii)

Except as contemplated by the Transaction Documents, neither the Seller nor any of its Affiliates has any agreement, absolute or contingent, written or oral, with any other Person to effect any Acquisition Transaction or to sell or otherwise transfer any of the Acquired Assets, except for non-exclusive, non-transferable licenses to software granted in the Ordinary Course of Business.

(q)

Contracts.  Schedule 5(q) hereto lists all Contracts relating to the Acquired Business (collectively, “Acquired Business Contracts”) to which the Seller is a party or by which the Seller and the Acquired Assets are bound, other than any Acquired Business Contract (i) that was entered into by the Seller in the Ordinary Course of Business, and (ii) as to which the total payments due to or from the Seller over the term thereof (or upon early termination by the Seller) do not exceed $5,000.  The Seller has delivered to the Buyer accurate and complete copies of all Acquired Business Contracts listed on Schedule 5(q) hereto in connection with Buyer’s diligence.  With respect to each Acquired Business Contract listed on Schedule 5(q) hereto, except as indicated on such Schedule:

(i)

such Acquired Business Contract is valid and in full force and effect; the Seller is not in material default under such Acquired Business Contract and, to the knowledge of the Seller, no other party to such Acquired Business Contract is in material default thereunder, and there is no condition or basis known to the Seller for any claim of a material default by any party thereto or event which with notice, lapse of time or both would constitute a material default;

(ii)

no consent of any other Person is needed in order that such Acquired Business Contract continue in full force and effect following the consummation of the transactions contemplated by this Agreement;

(iii)

neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach or acceleration of, or constitute a default under, any such Acquired Business Contract; and

(iv)

no such Acquired Business Contract contains a covenant not to compete, an exclusivity provision in favor of any other party to the Seller’s Contract, or a change of control provision.

(r)

Insurance.  A list of all insurance policies or binders maintained by the Seller is set forth in Schedule 5(r) hereto.  Such policies and binders are valid and enforceable and in full force and effect, and except as set forth in Schedule 5(r) the Seller is not in default with respect to any material provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Seller has not received a notice of cancellation or non-renewal of any such policy or binder.

(s)

Labor Matters.  The Seller has not engaged in any unfair labor practice of any nature with respect to the Acquired Business.  There has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Acquired Business.  To the Knowledge of the Seller, no officer, employee or consultant of the Seller is obligated under any Contract or subject to any Order or Legal Requirement that would interfere with the Acquired Business as currently conducted.  To Seller’s Knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Seller’s business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Seller’s business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officers, employees or consultants is now bound.

(t)

Borrowing and Lending.  Except for loans from its parent corporation, the Seller has not, as either lender or borrower, entered into any Contract relating to lines of credit, loans or other extensions of credit or agreements therefor of any kind.  A copy of each of such Contract has been furnished to the Buyer.

(u)

Environmental and Health and Safety Matters.  Neither the Seller nor, to knowledge of the Seller, any prior owner or tenant of the real property underlying (i) the Real Property Lease or (ii) any real property lease for prior premises occupied or used by the Seller has made, caused or contributed to any release of any Hazardous Material into the environment nor are any Hazardous Materials in, on, over or under the real property underlying the Real Property Lease.  The Acquired Business conducted by the Seller does not involve the generation, transportation, treatment, storage or disposal of Hazardous Materials. The Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material.  No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Seller in connection with any such actual, alleged, possible or potential liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller becoming subject to, any such liability.  The Seller is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its Knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

(v)

Real Property.  The lease of the Seller’s office located at 1717 Arch Street, Suite 1410, Philadelphia, Pennsylvania 19103 a complete and accurate copy of which have been provided to the Buyer (the “Real Property Lease”), is the only lease or sublease for real property to which the Seller is a party or which cover premises used in the Acquired Business.  The Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Seller thereunder are current and no notice of a default or termination under any Real Property Lease has been given or received by the Seller, and, to the knowledge of the Seller, no event has occurred which would, with the giving of notice or the passage of time or both or otherwise, constitute a material default.  Except for the Real Property Lease, the Seller has no real property rights or interests, whether owned or leased, or any liability for any prior real estate leases.

(w)

Compliance with Laws.  The Seller is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Acquired Business.  No event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement, except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Acquired Business.  The Seller has not received any written notice or other written communication, or any other written information, or to the Knowledge of the Seller, any oral notice, communication or other information, at any time, from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.  To the Knowledge of the Seller, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have a Material Adverse Effect on the Acquired Business, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with the consummation of the transactions contemplated by this Agreement.

(x)

Brokers.  No broker, finder, agent or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or any action taken by the Seller.

(y)

Governmental Authority.  Schedule 5(y) hereto identifies: each Governmental Authorization that is held by the Seller and is related to the conduct of the Acquired Business.  The Seller has delivered to the Buyer accurate and complete copies of all of the Governmental Authorizations identified in Schedule 5(y), including all renewals thereof and all amendments thereto.  Each Governmental Authorization identified or required to be identified in Schedule 5(y) hereto is valid and in full force and effect.  The Seller is and has at all times been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 5(y) hereto, except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Seller.  To the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Schedule 5(y) hereto, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification in any material respect of any Governmental Authorization identified or required to be identified in Schedule 5(y) hereto.  The Seller has not received any written notice or other written communication (from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization primarily related to the Acquired Business, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification in any material respect of any Governmental Authorization primarily related to the Acquired Business.  The Governmental Authorizations identified in Schedule 5(y) hereto constitute all of the Governmental Authorizations necessary (i) to enable the Seller to conduct the Acquired Business in the manner in which such business is currently being conducted, and (ii) to permit the Seller to own and use the assets related to the Acquired Business in the manner in which they are currently owned or used.

(z)

Affiliate Transactions.  No Affiliate of the Seller:  (a) has any direct or indirect interest of any nature in any of the Acquired Assets; (b) is competing with the Acquired Business; (c) has any claim or right against the Acquired Assets.  To the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) give rise to or serve as a basis for any claim or right in favor of any Affiliate of the Seller against the Acquired Assets.

(aa)

Sufficiency of Assets.  The Acquired Assets constitute all the assets, properties, rights and goodwill necessary to carry on the Acquired Business as currently conducted by the Seller, except that the Seller’s contract for processing any samples retrieved is not being transferred to Buyer, and no licenses issued by any governmental authority are being transferred to Buyer.

(bb)

Bulk Transfer Laws.  Seller has satisfied all obligations pursuant to any bulk transfer law or similar legal requirement in connection with any of the Transactions.

(cc)

Access to Information; Evaluation of Transaction.  The Seller and its Representatives have had full and complete access to all records and information relating to the Buyer; have had the opportunity to ask all questions of and receive all answers from the Buyer and its officers and directors that the Seller and its Representatives have deemed necessary and material for an evaluation of the merits and risks of its sale of the Acquired Assets; and have had an opportunity to obtain additional information to the extent deemed necessary or advisable by the Seller and its Representatives in order to verify the accuracy of the information obtained.  The Seller has sufficient knowledge, experience and sophistication in financial and business matters, and is capable of evaluating the merits and risks of its sale of the Acquired Assets and of making an informed investment decision with respect thereto.

DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5, THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SELLER OR THE BUSINESS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

6.

REPRESENTATIONS AND WARRANTIES OF THE BUYER.

Buyer hereby represents and warrants to the Seller as follows:

(a)

Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Buyer has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  The Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Buyer.

(b)

Authority and Enforceability of Agreements.  The Buyer has all requisite corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby. The Transaction Documents have been duly authorized by all necessary corporate action of the Buyer.  The Transaction Documents have been duly executed and delivered by the Buyer and constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, nor or hereinafter in effect,  relating to creditors' rights generally and to general principles of equity.

(c)

Consents.  Neither the execution and delivery of the Transaction Documents by the Buyer nor the consummation by the Buyer of the transactions contemplated thereby will require the Consent of any Governmental Body or other Person.

(d)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Buyer or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.'s OTC Bulletin Board on which the common stock of Buyer is quoted) applicable to the Buyer or any of its subsidiaries or by which any property or asset of the Buyer or any of its subsidiaries is bound or affected.  Neither the Buyer nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Buyer or its subsidiaries.  The business of the Buyer and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Buyer and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(e)

Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Buyer or any of the Buyer's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Buyer to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Buyer and its subsidiaries taken as a whole.

(f)

Brokers.  No broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer.

(g)

Access to Information; Evaluation of Transaction.  The Buyer and its Representatives have had full and complete access to all records and information relating to the Seller and the Acquired Business; have had the opportunity to ask all questions of and receive all answers from the Seller and its officers and directors concerning the Seller and the Acquired Business that the Buyer and its Representatives have deemed necessary and material for an evaluation of the merits and risks of its purchase of the Acquired Assets; and have had an opportunity to obtain additional information to the extent deemed necessary or advisable by the Buyer and its Representatives in order to verify the accuracy of the information obtained.  The Buyer has sufficient knowledge, experience and sophistication in financial and business matters, and is capable of evaluating the merits and risks of its purchase of the Acquired Assets and of making an informed investment decision with respect thereto.

DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 6, THE BUYER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE BUYER OR ITS BUSINESS, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED

7.

PRE-CLOSING COVENANTS OF THE SELLER.

(a)

Access and Investigation.  During the Pre-Closing Period: (a) the Seller will provide the Buyer with access, during normal business hours and upon reasonable advance notice, and in a manner so as not to interfere with its normal business operations, to all premises, properties, personnel, books, records, tax returns, work papers and other documents and information relating to the Seller and the Acquired Business; and (b) the Seller will provide the Buyer with such copies of such books, records, tax returns, work papers and other documents and information relating to the Seller and the Acquired Business as the Buyer may reasonably request.  All documents and information obtained pursuant to this Section 7(a) shall be treated by the Buyer as confidential information that is subject to the terms of the Confidentiality Agreement dated as of [__________], 2006 (the “Confidentiality Agreement”) between the Seller and the Buyer.

(b)

Operation of Business.  During the Pre-Closing Period, the Seller will carry on the Acquired Business in the ordinary course of business consistent with the manner in which the Acquired Business has previously been conducted, pay its debts and Taxes when due and pay and perform its other obligations when due, and, to the extent consistent with the Acquired Business, use commercially reasonable best efforts consistent with past practice and policies to preserve intact the present business of the Seller, preserve its relationships with customers, suppliers, licensors, licensees, and others having business dealings with the Seller, and keep available the services of its present officers and key employees; provided, however, that in no event shall the foregoing be construed as obligating the Seller to pay retention bonuses or similar compensation to any officers or employees, other than pursuant to Seller’s agreements with its employees as of the date of this Agreement.  Without limiting the generality of the foregoing, during the Pre-Closing Period, except as otherwise approved in writing by the Buyer:

(i)

the Seller conducts its operations exclusively in the Ordinary Course of Business and in substantially the same manner as such operations have been conducted prior to the date of this Agreement;

(ii)

the Seller will not incur or assume any material liability outside the Ordinary Course of Business;

(iii)

the Seller will not establish or adopt any plan, program, practice, contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, bonus, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind or pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors; and

(iv)

the Seller will not enter into any transaction or take any other action of the type referred to in Section 5(l) hereof.

(c)

Efforts to Close.  The Seller will use commercially reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to fulfill and perform its obligations under this Agreement and to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section 11 hereof).

(d)

Filings and Consents.  During the Pre-Closing Period, the Seller will cooperate with the Buyer and prepare and make available such documents and take such other actions as the Buyer may reasonably request in connection with obtaining any Consent that the Buyer is required or elects to make, give or obtain.

(e)

Notification.  During the Pre-Closing Period, the Seller shall promptly notify the Buyer in writing of, and shall subsequently keep such other party updated on a current basis regarding: (a) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation; and (d) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions to close set forth in this Agreement impossible or unlikely.

(f)

No Solicitation. During the period beginning on the date hereof and ending on the earlier of the date when the Existing Samples Purchase Agreement expires or closing occurs thereunder, the Seller will not, directly or indirectly: (i) solicit or encourage the initiation of any inquiry or offer, or submission of a proposal from any Person (other than the Buyer) relating to a possible Acquisition Transaction; (ii) consider, engage or participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non public information to, any Person (other than the Buyer) relating to or in connection with a possible Acquisition Transaction; or (iii) consider, entertain or accept any proposal or offer from any Person (other than the Buyer) relating to a possible Acquisition Transaction.

8.

PRE-CLOSING COVENANTS OF THE BUYER.

(a)

Efforts to Close.  The Buyer will use commercially reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to fulfill and perform the Buyer’s obligations under this Agreement and to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section 10 hereof).

(b)

Filings and Consents.  During the Pre-Closing Period, the Buyer will cooperate with the Seller and prepare and make available such documents and take such other actions as the Seller may reasonably request in connection with any Consent that the Seller is required or elects to make, give or obtain.

(c)

Notice of Breach.  During the Pre-Closing Period, the Buyer shall promptly notify the Seller in writing of, and shall subsequently keep such other party updated on a current basis regarding: (a) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation; and (d) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions to close set forth in this Agreement impossible or unlikely.

9.

OTHER AGREEMENTS; FURTHER ACTIONS

(a)

The Seller shall, and shall cause its Affiliates to, reasonably cooperate with the Buyer in its efforts to continue and maintain for the benefit of the Purchaser those business relationships of Seller existing prior to the Closing Date and part of the Acquired Business, including relationships with lessors, licensors, customers, suppliers, providers, payers, vendors and others.  Neither the Seller nor any of its Affiliates or its or their officers, employees or Representatives shall take any action after the Closing Date which could reasonably be expected to diminish the value of the Acquired Assets or interfere with the customers or operations of the Acquired Business, and neither the Seller nor any of its Affiliates will satisfy any of the Excluded Liabilities in a manner reasonably likely to be detrimental to such relationships, individually or as a whole.

(b)

The Seller and the Buyer will cooperate in good faith in connection with the filing of Tax Returns, any audit or Proceeding with respect to Taxes and in connection with any other Proceeding in each case relating to the Acquired Assets or the Acquired Business, as and to the extent reasonably requested by the Buyer or the Seller.  Such cooperation shall include (1) the retention and (upon a party’s request) the provision of records and information which are reasonably relevant to the preparation of Tax Returns or to any such Proceeding and (2) making relevant employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Seller and the Buyer shall (1) retain all Records with respect to Tax matters pertinent to the Acquired Assets relating to any period beginning before the Closing Date until the expiration of all relevant statues of limitations (and, to the extent notified by the Seller or the Buyer, any extensions thereof), and abide by all record retention agreements entered into with any Governmental Authority with respect to Taxes (with respect to agreements of another party, to the extent notified thereof) and (2) give the other parties to this Agreement reasonable written notice prior to transferring, destroying or discarding any such Records.

(c)

During the Pre-Closing Period, the Seller will exercise its commercially reasonable efforts to transfer to the Purchaser any relevant customer relationships primarily related to the Acquired Business.

(d)

Confidentiality.  Each party and their respective Representatives will hold, and will cause its consultants and advisers to hold, in confidence all Confidential Information  furnished to it by or on behalf of the other party in connection with the transactions contemplated by this Agreement as follows:

(i)

Except as permitted by subparagraph (ii) below, each party agrees that it will not, without prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

(ii)

Notwithstanding the provisions of subsection (i) above, each of the parties shall be permitted to:

(A)

Disclose Confidential Information of the other party to its officers, directors, employees, lenders, counsel, accountants and other agents, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under the Transaction Documents, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; and

(B)

Disclose Confidential Information of the other party to the extent, but only to the extent, required by law; provided that prior to making any disclosure pursuant to this section, the party required to make such disclosure (the “Disclosing Party”) shall notify the other party (the “Affected Party”) of the same, and the Affected Party shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential

Information of the Affected Party, if any, which must be disclosed in order to comply with applicable laws.

(iii)

The Buyer and the Seller acknowledge and agree that each party would be irreparably damaged in the event that any of the provisions of this section are not performed by the other in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each party shall be entitled to an injunction or injunctions to prevent a Breach of this section by the other and shall have the right to specifically enforce this section and the terms and provisions hereof against the other, in addition to any other remedy to which such party may be entitled at law or in equity.

(e)

Access to Records After the Closing.  Except as may be reasonably appropriate to ensure compliance with respect to any applicable Legal Requirements (including, without limitation, any applicable antitrust regulations), and subject to any confidentiality obligations or applicable privileges (including, without limitation, the attorney-client privilege), for a period of three years after the Closing Date, the Seller and its Representatives, on the one hand, and the Buyer and its Representatives, on the other hand, shall have reasonable access, during normal business hours and at the expense of the party seeking access, to any reasonably available business records to the extent that such access may be reasonably required, in the case of the Seller in connection with matters relating to the operation of the Acquired Business prior to the Closing Date, and, in the case of the Buyer, in connection with the Acquired Assets and Assumed Obligations subsequent to the Closing Date; provided, however, that the requesting party shall only be entitled to such Records upon the execution of a customary confidentiality agreement.

(f)

Public Announcements.  The Buyer and the Seller will consult with each other as to the form, substance and timing of the initial press release or other initial public statement relating to this Agreement, or any of the Transactions, and no such initial statement will be made by one without the written consent of the other, which consent will not be unreasonably withheld or delayed; provided that each may make such disclosures as are necessary to comply with any Legal Requirement or the request of any Governmental Body after making good faith efforts under the circumstances to consult in advance with the other.  Notwithstanding the foregoing, the parties shall agree to a joint press release upon the execution of this Agreement.

(g)

 Handling Fee. Until the earlier of the closing under or termination of the Existing Samples Purchase Agreement, Seller shall pay a monthly fee to Buyer equal to Twelve Thousand Dollars ($12,000) in arrears for (i) handling, processing and forwarding payments of storage fees by clients of Seller related to Existing Samples, which fees shall be immediately forwarded to Seller by Buyer upon receipt and (ii) providing accounting services of up to forty (40) business days to Seller, to be performed by Antonio Lafferty, the former Controller of Seller and an employee of Buyer after the Closing (with the days of such service eto be at Seller’s sole discretion).

(h)

Severance Payments to Employees. In the event that Buyer terminates without cause any Employee listed on Schedule 10(h) prior to March 31, 2007, each of Seller and Buyer shall pay fifty percent (50%) of any severance payments due to such employee, but Seller shall not be liable for severance payments to any such employee in excess of fifty percent (50%) of the amount for which Seller would have otherwise been obligated if it had terminated such employees prior to the Closing.

(i)

Existing Samples Purchase Agreement. In the event that on or before March 31, 2007 Buyer shall obtain adequate financing therefor on terms and conditions satisfactory to Buyer, each of Buyer and Seller shall close the purchase of  the Existing Samples Purchase Agreement, which is simultaneously herewith being executed and delivered by Buyer and Seller. Buyer shall use its commercially reasonable best efforts to obtain the necessary financing for such purpose. Buyer shall keep Seller informed on a weekly basis as to Buyer’s efforts and progress in obtaining such financing.  Closing of the purchase and sale pursuant to the Existing Samples Purchase Agreement shall occur within five business days after the closing of such financing.

10.

CONDITIONS TO OBLIGATION OF THE BUYER TO CLOSE.

The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction, or the written waiver thereof by the Buyer, of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of the Seller set forth in Section 5 hereof shall be true and correct (determined without regard to any Material Adverse Effect or other materiality qualifier therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (unless such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date), except to the extent that the failure of such representations and warranties to be true and correct would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or the Acquired Business or Acquired Assets, or a Material Adverse Effect on the ability of the Seller to consummate the transactions contemplated hereby.

(b)

Performance of Obligations.  The Seller shall have performed and complied with in all material respects all of its agreements and covenants under this Agreement through the Closing.

(c)

Legal Proceedings. No Proceeding shall be pending wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prohibit consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely and materially the right of the Buyer to own the Acquired Assets; and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

(d)

Intentionally Omitted.

(e)

Intentionally Omitted

(f)

No Material Adverse Effect.  There shall not have occurred a Material Adverse Effect on the Seller since the date of this Agreement.

(g)

Intentionally Omitted.

(h)

Employment Agreements.  The employees of the Seller listed on Schedule 10(h) hereto shall have executed and delivered to the Buyer employment agreements in substantially the form attached hereto as Exhibit E(the “Employment Agreements”).

(i)

Non-Competition Agreement.  Seller and its sole shareholder shall have executed and delivered to the Buyer a non-competition agreement in substantially the form attached hereto as Exhibit F(the “Non-Competition Agreement”).

(j)

Transfer and Sales Taxes.  The Seller shall have paid, or made arrangements to pay, all sales taxes, use taxes, filing fees and similar taxes, fees, charges and expenses required to be paid as a result of the transfer of the Acquired Assets to the Buyer.

(k)

Bill of Sale.  The Seller shall have executed and delivered to the Buyer the Bill of Sale.

(l)

Assignment and Assumption Agreement.  The Seller shall have executed and delivered to the Buyer the Assignment and Assumption Agreement.

(m)

Trademark Assignment Agreement.

The Seller shall have executed and delivered to the Buyer the Trademark Assignment Agreement.

(n)

License Agreement.  Vita 34 and the parties hereto shall have executed the License Agreement.

(o)

Existing Samples Purchase Agreement. Buyer shall have executed and delivered to Seller the Existing Samples Purchase Agreement.

11.

CONDITIONS TO OBLIGATION OF THE SELLER TO CLOSE.

The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction, or the written waiver thereof by the Seller, of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of the Buyer set forth in Section 6 hereof shall be true and correct (determined without regard to any Material Adverse Effect or other materiality qualifier therein) as of the date of this Agreement and at and as of the Closing Date as though made on and as of the Closing Date (unless such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date), except to the extent that the failure of such representations and warranties to be true and correct would not have, individually or in the aggregate, a Material Adverse Effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

(b)

Performance of Obligations.  The Buyer shall have performed and complied with in all material respects all of its agreements and covenants under this Agreement through the Closing.

(c)

Legal Proceedings.  No Proceeding shall be pending wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prohibit consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

(d)

Intentionally Omitted.

(e)

Intentionally Omitted.

(f)

Intentionally Omitted.

(g)

Employment Agreements.  The Buyer shall have executed and delivered the Employment Agreements to those employees of the Seller listed on Schedule 10(h) hereto, and shall have provided written offers of employment to all other employees of Seller on terms and conditions substantially equivalent to those currently provided by Seller to such employees, which written offers of employment shall require all of such employees to waive any rights to severance payments any such employee may have against Seller.

(h)

Office Sublease.  Buyer shall have entered into a sublease with Seller with respect to Seller’s office space located at 1717 Arch Street, Suite 1410, Philadelphia, PA, pursuant to which Buyer shall sublease 5,000 square feet for one year (the “Sublease”), on substantially the terms and conditions identical to the terms and conditions contained in the Real Property Lease, except that no rent shall be due or payable for the earlier of the first six months under such Sublease or the date that closing occurs under the Existing Samples Agreement. The Sublease shall be renewable annually, at Buyer’s option, for so long as the Prime Lease remains in effect, except that the Sublease shall provide that at anytime on at least 120 days prior written notice, the Sublease may be terminated by Seller, and Buyer shall vacate such office space. The Sublease shall automatically terminate at any time that the Real Property Lease terminates for any reason, and the Seller shall have no obligation to maintain the Real Property Lease for any specific period of time.

(i)

Assignment and Assumption Agreement.  The Buyer shall have executed and delivered to the Seller the Assignment and Assumption Agreement.

(j)

Trademark Assignment Agreement.

The Buyer shall have executed and delivered to the Seller the Trademark Assignment Agreement.

(k)

Existing Samples Purchase Agreement. Seller shall have executed and delivered to Buyer the Existing Samples Purchase Agreement.

12.

INDEMNIFICATION.

(a)

Indemnification by the Seller.  Subject to the limitations set forth in this Section 11, the Seller shall indemnify and hold harmless the Buyer and its successors and assigns, and their respective directors, officers, employees, agents and representatives (collectively, the “Buyer Indemnitees”), from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including reasonable attorney’s fees and court costs (the “Losses”), arising out of or caused by, any of all of the following:

(i)

Any Breach of any representation, warranty or covenant made by the Seller in Section 5 of this Agreement or in any Transaction Document, which representation, warranty and covenant shall survive for a period of three (3) years following the Closing Date;

(ii)

All Excluded Liabilities, including the Real Property Lease; and

(iii)

Any failure of Seller to observe or perform any covenant or obligation required to be observed or performed by it under this Agreement or any other Transaction Document.

(b)

Indemnification by the Buyer.  The Buyer shall indemnify and hold harmless the Seller, and its directors, officers, employees, agents and representatives (collectively, the “Seller Indemnitees”), from and against any and all Losses, directly arising out of or directly caused by any failure of the Buyer to observe or perform any covenant or obligation required to be observed or performed by it hereunder and pursuant to the Assumed Obligations.

(c)

Indemnification Procedures.  With respect to each event, occurrence, claim or matter (“Indemnification Matter”) as to which any Buyer Indemnitee or any Seller Indemnitee, as the case may be (in either case, referred to collectively as the “Indemnitee”) is entitled to indemnification from the Seller Indemnitors or the Buyer Indemnitors, as the case may be  (in either case referred to collectively as the “Indemnitor”), under this Section 12:

(i)

The Indemnitee shall give the Indemnitor written notice (the “Indemnification Notice”) of the assertion or commencement of any claim, demand, action or other proceeding against the Indemnitee promptly after the Indemnitee obtains knowledge thereof; provided, however, that any failure on the part of the Indemnitee to so notify the Indemnitor shall not limit any of the obligations of the Indemnitor under this Section 12, except to the extent such failure materially prejudices the defense of such claim, demand, action or other proceeding.  The Indemnification Notice shall set forth the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith, to the extent such information is known to the Indemnitee, together with copies of any written documents regarding the Indemnification Matter.

(ii)

If a third party claim, demand, action or other proceeding is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, assume and have sole control over the litigation, defense or settlement (the “Defense”) of the Indemnification Matter; provided, however, that (a) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (b) the Indemnitor shall not consent to any judgment, or agree to any settlement (without the Indemnitee’s prior written consent, which consent may not be unreasonably withheld) that would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnitee or Affiliate thereof or if such judgment or settlement would not include an unconditional release of the other party for any liability arising out of such claim, demand, action or other proceeding.  In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including without limitation by furnishing all available documentary or other evidence as is reasonably requested by the other.

(iii)

Subject to Section 12(e) and 12(f) hereof, all amounts owed by the Indemnitor to the Indemnitee, if any, shall be paid in full within thirty (30) days after the date of a final non-appealable judgment determining the amount owed or after the execution and delivery of a final settlement agreement specifying the amount owed.

(d)

Limits on Indemnification.  The liability of the Seller for indemnification under this Section 12 shall be limited as follows:

(i)

No amount shall be payable by the Seller for indemnification under this Section 12 unless and until the aggregate amount otherwise payable by the Seller under this Section 12 exceeds $10,000 (the “Basket”), in which event the Seller shall pay all amounts payable by it under this Section 12 from and above the amount of such Basket.

(ii)

The Seller shall have no liability under this Section 12 with respect to any Indemnification Matter unless the Indemnitee gives an Indemnification Notice with respect thereto within three (3) years after the Closing Date.

(e)

Liability of the Seller Limited.  Notwithstanding anything to the contrary contained in this Agreement, any other Transaction Document or any other document, any claim against the Seller for indemnification under this Section 12 shall be limited to the Purchase Price provided, however, that the Sellers’ liability shall not be limited to the Purchase Price in respect of any claims with respect to any and all Losses arising out of or relating to fraud, intentional misrepresentation or the Excluded Liabilities, including, but not limited to the PharmaStem Litigation, any other litigation against Seller related to the Pre-Closing Period and the Real Property Lease.

(f)

Calculation of Losses. The amount of the Losses relating to an Indemnification Matter shall not include any punitive or special damages (except to the extent that a third party seeks punitive or special damages against an Indemnitee).

(g)

Non-Exclusive Remedy.  The parties acknowledge and agree that the indemnification provisions in this Section 12 shall not be the exclusive remedy of the parties in respect of any claims (including without limitation claims for any Breach of any representations, warranties, covenants or other obligations) with respect to any and all Losses arising out of or relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that monetary damages shall be limited to the Purchase Price; provided, further, that the monetary damages shall not be limited to the Purchase Price in respect of any claims with respect to any and all Losses arising out of or relating to fraud, intentional misrepresentation or the Excluded Liabilities, including, but not limited to the PharmaStem Litigation and the Real Property Lease.

(h)

Character of Indemnity Payments.  The parties agree to treat any indemnity payments made under this Section 12 as adjustments to the Purchase Price.

(i)

Survival.  The provisions of this Section 12 shall survive for a period of three (3) years following the Closing Date.

13.

TERMINATION.

(a)

Termination of Agreement.  This Agreement may be terminated as provided below:

(i)

The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)

The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if (A) the representations and warranties of the Seller are not true and correct in all respects (determined without regard to any materiality or material adverse effect qualifier therein) at and as of the date hereof or as of a subsequent date as if made on a subsequent date (unless such representations and warranties expressly relate to an earlier date, in which case they are not true and correct as of such earlier date), (B) the Buyer has given written notice to the Seller of such Breach, and (C) such Breach has continued without cure for a period of thirty (30) days thereafter, in which case the date in Section 13(a)(v) below shall be extended by such 30 days;

(iii)

The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if (A) the representations and warranties of the Buyer are not true and correct in all respects (determined without regard to any materiality qualifier therein) at and as of the date hereof or as of a subsequent date as if made on a subsequent date (unless such representations and warranties expressly relate to an earlier date, in which case they are not true and correct as of such earlier date), (B) the Seller has given written notice to the Buyer of such Breach, and (C) such Breach has continued without cure for a period of thirty (30) days thereafter, in which case the date in Section 13(a)(v) below shall be extended by such 30 days;

(iv)

Either the Buyer or the Seller may terminate this Agreement at any time prior to the Closing if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, where the result would have the effect of (A) permanently restraining, enjoining or otherwise prohibiting the acquisition of the Assets or making the consummation of the transactions contemplated by this Agreement illegal; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 13(a)(iv) if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform in any material respect any covenant or obligation required to be performed by such party under this Agreement at or prior to the Closing;

(v)

Either the Buyer or the Seller may terminate this Agreement at any time prior to the Closing if the Closing shall not have occurred on or prior to October 2, 2006 (other than as a result of any failure on the part of the terminating party to comply with or perform its covenants and obligations under this Agreement in all material respects).

(b)

Termination Procedures.  If either party wishes to terminate this Agreement pursuant to this Section 13, then Buyer or Seller, as the case may be, shall deliver to the other party a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which they are terminating this Agreement.

(c)

Effect of Termination; Termination Fee. If any party terminates this Agreement pursuant to Section 13 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

14.

MISCELLANEOUS PROVISIONS.

(a)

Further Assurances.

Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

(b)

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the other Transaction Documents [and the Letter of Intent] set forth all of the representations, warranties, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto.

(c)

Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail (return receipt requested), by courier or express delivery service or by confirmed facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to the Seller:

CorCell, Inc.

1717 Arch Street

Suite 1410

Philadelphia, PA 19103

with a copy to:

Vita 34 International AG

Deutscher Platz 5a

04103 Leipzig, Germany

Facsimile No.: ______________________; and

Dilworth Paxson LLP

3200 The Mellon Bank Center

1735 Market Street

Philadelphia, PA 19103

Attention: Paul W. Baskowsky, Esquire

Facsimile No.: 215-575-7200

If to the Buyer:

Cord Blood America, Inc.

9000 Sunset Boulevard, Suite 400

Los Angeles, CA  90069

Facsimile No.: 888-882-2673

with a copy to:

Cooley Godward LLP

4401 Eastgate Mall

San Diego, CA  92121

Attention:  Julie Robinson, Esquire

Facsimile No.: 858-550-6420

(d)

Successors and Assigns; Parties in Interest.

(i)

This Agreement shall be binding upon: the Seller and their respective successors and assigns, if any; and the Buyer and its successors and assigns, if any.  This Agreement shall inure to the benefit of: the Seller and the Seller Indemnitees, the Buyer; the

Buyer Indemnitees; and the respective personal representatives, heirs, successors and assigns, if any, of the foregoing.

(ii)

The Buyer may assign any or all of its rights under this Agreement, in whole or in part, to any Affiliate of the Buyer upon notice to, but without obtaining the consent of, the Seller; provided, however, that no such assignment shall cause the Buyer to be released from its continuing obligations or liabilities under this Agreement.  The Seller shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Buyer, which shall not be unreasonably withheld.

(iii)

Except for the provisions of Section 12 (with respect to the Indemnified Parties), none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective personal representatives, heirs, successors and assigns, if any.  Without limiting the generality of the foregoing, (i) no employee of the Seller or of the Buyer shall have any rights under this Agreement or under any of the other Transaction Documents, and (ii) no creditor of the Seller or of the Buyer shall have any rights under this Agreement or any of the other Transaction Documents.

(e)

Amendments; Waivers.

(i)

This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Buyer and Seller.

(ii)

No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(iii)

No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

(g)

Captions.  The captions of the various sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be used to interpret or construe the meaning of the terms and provisions hereof.

(h)

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(i)

Counterparts; Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile of a signature shall be binding on the parties hereto.

(j)

Expenses.  Whether or not the transactions contemplated hereby are consummated, subject to the indemnification obligations under Section 12 hereof, the Seller shall pay all costs and expenses incurred by or on behalf of the Seller, respectively, and the Buyer shall pay all costs and expenses incurred by or on behalf of the Buyer, in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limiting the generality of the foregoing, any and all fees and expenses of its own financial consultants, accountants and counsel.

(k)

Arbitration.  Any claim or dispute arising out of or related to this Agreement (including unresolved disputes arising from an objection to a claim made in an Indemnification Notice, but excluding disputes arising under any other Transaction Document), the interpretation, making performance, Breach or termination thereof, shall be finally and exclusively settled by binding arbitration.  The arbitration shall be made in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, and such arbitration shall be conducted by an arbitrator chosen by mutual agreement of the Buyer and the Seller; failing such agreement, the arbitration shall be conducted, by three independent arbitrators, one chosen by the Buyer and one chosen by the Seller, with such two arbitrators mutually selecting a third arbitrator, and any decision of two of such arbitrators shall be binding; provided, however, if such arbitrators fail to agree on a third arbitrator within twenty (20) calendar days, either the Buyer or the Seller may make written application to Judicial Arbitration and Mediation Services (“JAMS”), for the appointment of a single arbitrator (the “JAMS Arbitrator”) to resolve the dispute by arbitration.  At the request of JAMS, the parties involved in the dispute shall meet with JAMS at its offices in the applicable city designated above within ten (10) calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the JAMS Arbitrator should have; provided, however, that the selection of the JAMS Arbitrator shall be the exclusive decision of JAMS and shall be made within thirty (30) days of the written application to JAMS.  The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding to resolve the dispute.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Each of the parties to any such arbitration shall pay its or his own costs and expenses (including counsel fees) of any such arbitration.  The parties hereto expressly waive all rights whatsoever to file an appeal against or otherwise to challenge any award by the arbitrator(s) hereunder; provided that, the foregoing shall not limit the rights of any party to bring a proceeding in any applicable jurisdiction to conform, enforce or enter judgment upon such award (and the rights of the other party, if such proceeding is brought, to contest such confirmation, enforcement or entry of judgment).

(l)

Construction.

(i)

For purposes of this Agreement, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(ii)

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iv)

Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(m)

Remedies Cumulative; Specific Performance.  The rights and remedies of the parties hereto shall be cumulative and not alternative, and the parties hereto agree that: (a) in the event of any Breach or threatened Breach by any party hereto of any covenant, obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither such other party nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

15.

DEFINITIONS.

As used in this Agreement:

“Acquired Assets” shall have the meaning set forth in Section 1(a) of this Agreement.

“Acquired Business” shall meaning set forth in the Background section of this Agreement.

“Acquired Business Contract” shall have the meaning set forth in Section 5(q) of this Agreement.

“Acquisition Transaction” shall mean any transaction involving:

(i)

the sale, license, disposition or acquisition of all or substantially all of the assets or Acquired Business of the Seller;

(ii)

the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Seller (other than common stock issued to employees of the Seller, upon exercise of stock options or otherwise, in routine transactions in accordance with the Seller’s past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Seller (other than stock options granted to employees of the Seller in routine transactions in accordance with the Seller’s past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Seller; or

(iii)

any merger, consolidation, business combination, reorganization or similar transaction involving the Seller.

“Affiliate” shall mean, with respect to a Person, any Person controlling, controlled by or under common control with such Person.  For the purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” shall mean this Asset Purchase Agreement (including the Schedules hereto), as it may be amended from time to time.

“Affected Party” shall have the meaning set forth in Section (9)(d)(ii)(B) of this Agreement.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 4(b)(iii) of this Agreement.

“Assumed Obligations” shall have the meaning set forth in Section 2(a) of this Agreement.

“Basket” shall have the meaning set forth in Section 12(d)(i) of this Agreement.

“Bill of Sale” shall have the meaning set forth in Section 4(b)(i) of this Agreement.

“Board” shall have the meaning set forth in Section 8(h) of this Agreement.

“Breach”  There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision.

 “Buyer Indemnitees” shall have the meaning set forth in Section 12(a) of this Agreement.

 “Closing” shall have the meaning set forth in Section 4(a) of this Agreement.

“Closing Date” shall have the meaning set forth in Section 4(a) of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidential Information” shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) all information concerning or related to the transactions contemplated hereby; provided that the Confirmation Information of a party shall not include (a) information which is or becomes generally known to the public through no act or omission of the receiving party and (b) information which has been or hereafter is lawfully obtained by the receiving party from a source other than the party to which such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

“Confidentiality Agreement” shall have the meaning set forth in Section 7(a) of this Agreement.

“Consent” shall mean any approval, consent, ratification, permission, waiver, authorization, filing, registration or notification (including any Governmental Authorization).

“Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

“Defense” shall have the meaning set forth in Section 12(c)(ii) of this Agreement.

“Disclosing Party” shall have the meaning set forth in Section 9(d)(ii)(B) of this Agreement.

“Due Diligence Investigation” shall have the meaning set forth in Section 13(d) of this Agreement.

“Existing Samples” shall mean all existing umbilical cord blood samples of the Seller, which equals approximately 11,000 samples under annual renewal contracts, and the related contracts.

“Excluded Assets” shall have the meaning set forth in Section 1(b) of the Agreement.

“Excluded Liabilities” shall have the meaning set forth in Section 2(b) of this Agreement.

 “Employment Agreement” shall have the meaning set forth in Section 10(h) of this Agreement.

“Financial Statements” shall have the meaning set forth in Section 5(j) of this Agreement.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or other entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, body or other entity exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Hazardous Material” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

“Indemnification Matter” shall have the meaning set forth in Section 12(c) of this Agreement.

“Indemnification Notice” shall have the meaning set forth in Section 12(c)(i) of this Agreement.

“Indemnitee” shall have the meaning set forth in Section 12(c) of this Agreement.

“Indemnitor” shall have the meaning set forth in Section 12(c) of this Agreement.

“Interim Statements” shall have the meaning set forth in Section 5(j) of this Agreement.

“JAMS” and “JAMS Arbitrator” shall have the meanings set forth in Section 14(k) of this Agreement.

“Knowledge” Seller shall be deemed to have “knowledge” of a particular fact or other matter if any current or former employee employed by the Seller within the twelve (12) months preceding the date hereof has knowledge of such fact or other matter.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

 “License Agreement” shall have the meaning set forth in Section 1(a)(iii) of this Agreement.

“Losses” shall have the meaning set forth in Section 12(a) of this Agreement.

“Material Adverse Effect”: an event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Acquired Business if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, condition, assets, liabilities, prospects, operations or financial performance of the Acquired Business, (ii) the ability of the Buyer to use the Acquired Assets after the Closing, or (iii) the ability of the Seller to consummate the transactions contemplated by any of the Transaction Documents or to perform any of its obligations under this Agreement prior to the Termination Date.  An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Buyer if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by any of the Transaction Documents or to perform any of its obligations under this Agreement prior to the Termination Date.  Notwithstanding the foregoing, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Acquired Business or the Buyer: (i) any change resulting from compliance with the terms and conditions of the Transaction Documents; or (ii) any change or effect that results or arises from changes affecting the United States or general worldwide economic or capital market conditions.

“Nontransferred Assets” shall have the meaning set forth in Section 4(c) of this Agreement.

“Non-Competition Agreement” shall have the meaning set forth in Section 10(i) of this Agreement.

“Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

“Ordinary Course of Business”: an action taken by or on behalf of the Seller shall not be deemed to have been taken in the “Ordinary Course of Business” unless such action is recurring in nature, is consistent with the past practices of the Seller in the conduct of the Acquired Business and is taken in the ordinary course of the normal day-to-day operations of the Acquired Business.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, cooperative, foundation, firm or other enterprise, association,

“PharmaStem Litigation” shall mean all litigation involving the Seller and PharmaStem Therapeutics, Inc., including, but not limited to the patent litigation in the U.S. District Court (District of Delaware) (MDL 1660) and all appeals of prior related litigation pending in the U.S. Court of Appeals for the Federal Circuit at Numbers 05-1490 and 05-1551.

“Pre-Closing Period” shall mean the period commencing on the date of the Agreement through the earlier of the Closing Date or the termination of this Agreement in accordance with the terms hereof.

“Proceeding” shall mean any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

“Proprietary Rights” shall have the meaning set forth in Section 5(h) of this Agreement.

“Purchase Price” shall have the meaning set forth in Section 3(a) of this Agreement.

“Real Property Lease” shall have the meaning set forth in Section 5(v) of this Agreement.

“Records” shall mean: all records, original documents, files and papers of the Seller or any of its Affiliates necessary for the conduct of the Acquired Business, whether in hard copy or electronic format, in the possession or control of the Seller or its Affiliates at the Closing Date related to customer or prospective customer files or lists, inventory records, copies of sales and sales promotional data, copies of advertising materials, customer lists, cost and pricing information, supplier lists and any other similar records.

“Representative” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Schedules” shall have the meaning set forth in Section 5 of this Agreement.

“Seller Indemnitees” shall have the meaning set forth in Section 12(b) of this Agreement.

“Sublease” shall have the meaning set forth in Section 11(h) of this Agreement.

“Tax”, “Taxes” and “Tax Returns” shall have the meanings set forth in Section 5(o)(i) of this Agreement.

“Trademark Assignment Agreement” shall have the meaning set forth in Section 4(b)(iv) of this Agreement.

“Transaction Documents” shall mean: (a) this Agreement; (b) the Bill of Sale; (c) the Assignment and Assumption Agreement; (d) the Trademark Assignment Agreement; (e) the Employment Agreements and (f) the Non-Competition Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first set forth above.

SELLER:

CORCELL, INC., a Delaware corporation

By:	/s/ Marcia A. Laleman
Name:	Marcia A. Laleman
Title:	President

BUYER:

CORD BLOOD AMERICA, INC., a Florida corporation

By:	/s/ Matthew Schissler
Name:	Matthew Schissler
Title:	Chairman and Chief Executive Officer

EXHIBITS

Exhibit A

-

Form of Bill of Sale

Exhibit B

-

Form of Assignment and Assumption Agreement

Exhibit C

-

Form of Trademark Assignment Agreement

Exhibit D

-

Existing Samples Purchase Agreement

Exhibit E

-

Form of  Employment Agreements

Exhibit F

-

Form of Non-Competition Agreement

EXHIBIT A

FORM OF BILL OF SALE

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT C

FORM OF TRADEMARK ASSIGNMENT AGREEMENT

EXHIBIT D

EXISTING SAMPLES PURCHASE AGREEMENT

EXHIBIT E

FORM OF EMPLOYMENT AGREEMENT

EXHIBIT F

FORM OF NON-COMPETITION AGREEMENT